Exhibit 99.1
     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
     PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fidelity Bancorp, Inc.
(the "Company") on Form 10-K for the year ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I, Raymond S. Stolarczyk, chief executive officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Report fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ RAYMOND S. STOLARCZYK
-------------------------

Raymond S. Stolarczyk
Chief Executive Officer
December 30, 2002